UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	88-0300760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3800 S. Virginia St., Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Monarch Casino & Resort, Inc. 1993 Employee Stock Option Plan

(Full title of the plan)

Ronald Rowan

Chief Financial Officer

Monarch Casino & Resort, Inc.

3800 S. Virginia St.

Reno, NV 89502

(Name and address telephone number of agent for service)

(775) 335-4600

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Bonner

Greenberg Traurig, LLP

3773 Howard Hughes Parkway, Suite 400 North

Las Vegas, Nevada  89169

(702) 792-3773

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller-reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount to be	offering	aggregate	registration
Title of securities to be registered	registered(1)	price per share(2)	offering price(2)	fee(3)
Common Stock, $0.01 par value	400,000 shares	$10.89	$4,356,000.00	$499.20

(1)        Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)        Computed solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Stock Market on January 19, 2012.

(3)        Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1993 Employee Stock Option Plan.  The contents of the earlier registration statements on Form S-8 relating to the 1993 Employee Stock Option Plan previously filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2002 (File No. 333-85420) and July 2, 2007 (File No. 333-144252) are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   Incorporation of Documents by Reference.

The following material previously filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

1.                         The Registrant’s Annual Report on Form 10-K for the annual period ended December 31, 2010.

2.                         The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011; June 30, 2011 and September 30, 2011.

3.                         The Registrant’s Reports filed on Form 8-K on February 25, 2011; April 21, 2011; May 10, 2011; July 21, 2011; September 30, 2011; October 4, 2011; October 5, 2011 and October 19, 2011.

4.                         The description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-A filed on July 15, 1993 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of the Registrant’s common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 8.            Exhibits

Exhibit Number	Description

4.1

Monarch Casino & Resort, Inc. 1993 Employee Stock Option Plan, as amended. (Filed as Appendix A to the Registrant’s Proxy Statement filed with the SEC pursuant to Section 14(a) of the Exchange Act on March 25, 2011 and incorporated herein by this reference.)

Exhibit Number	Description
5.1	Opinion of Greenberg Traurig, LLP regarding the legality of the securities being registered is filed herewith and incorporated herein by reference.
23.1	Consent of Ernst & Young, LLP is filed herewith and is incorporated herein by reference.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on January 25, 2012.

Monarch Casino & Resort, Inc.

By:	/s/ Ronald Rowan
Ronald Rowan
Treasurer and Chief Financial Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Ronald Rowan, as a true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and  purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/s/ John Farahi	Co-Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer) and Director	January 25, 2012
John Farahi

/s/ Bob Farahi	Co-Chairman of the Board of Directors, President, and Director	January 25, 2012
Bob Farahi

/s/ Ronald Rowan	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2012
Ronald Rowan

/s/ Craig F. Sullivan	Director	January 25, 2012
Craig F. Sullivan

/s/ Ronald R. Zideck	Director	January 25, 2012
Ronald R. Zideck

/s/ Yvette E. Landau	Director	January 25, 2012
Yvette E. Landau

EXHIBIT INDEX

Exhibit Number	Description

4.1

Monarch Casino & Resort, Inc. 1993 Employee Stock Option Plan, as amended. (Filed as Appendix A to the Registrant’s Proxy Statement filed with the SEC pursuant to Section 14(a) of the Exchange Act on March 25, 2011 and incorporated herein by this reference.)

5.1	Opinion of Greenberg Traurig regarding the legality of the securities being registered.
23.1	Consent of Ernst & Young, LLP.
23.2	Consent of Greenberg Traurig (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).